EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Metro Access Networks, Inc.:

We consent to the use of our report on Metro Access Networks, Inc. dated April 7, 1997 included here in the filing on Form 8-K of Brooks Fiber Properties, Inc.

                                        KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP

St. Louis, Missouri
May 12, 1997